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                                                                   Exhibit 10.16

PETER J. SOLOMON COMPANY                                         330 Park Avenue
     LIMITED                                                  New York, NY 10023
                                                                TEL 212-936-3300
                                                                FAX 212-935-0770



                                August 22, 1996


Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, FL 33445


Attention:  Barry J. Goldstein, Executive Vice President, Chief Financial
            Officer and Secretary


Ladies and Gentlemen:


        The purpose of this letter is to confirm the engagement of Peter J. Solomon Company Limited ("PJSC") by Office Depot, Inc. (the "Company") to render financial advisory services to the Company in connection with a possible: (i) merger of the Company (or a subsidiary of the Company) with Staples, Inc. ("Staples") (or a subsidiary of Staples); (ii) merger of the Company (or a subsidiary of the Company) and Staples (or a subsidiary of Staples) with a new company ("Newco") formed for the purpose of effecting such merger; (iii) acquisition by the Company (or a subsidiary of the Company) of Staples or all or a significant portion of the assets of Staples; (iv) sale of the Company or a significant portion of the assets of the Company to Staples (or a subsidiary of Staples); or (v) any other form of transaction which accomplishes a similar business combination between the Company and Staples (collectively, a "Transaction").

        SECTION 1. SERVICES TO BE RENDERED. PJSC will perform such of the following financial advisory services as the Company may reasonably request:

        (a) PJSC will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and, to the extent relevant, Staples, it being understood that PJSC shall, in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company or Staples, without independent investigation;

        (b) PJSC will advise and assist the Company in the course of its negotiations of any Transaction with Staples;

        (c) PJSC will advise and assist management of the Company in making presentations to the Company's Board of Directors regarding any proposed Transaction;




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        (d)     PJSC will advise the Company in the execution of and closing of a Transaction under a definitive agreement; and

        (e) PJSC will render such other financial advisory services as may time to time be agreed upon by PJSC and the Company.

        SECTION 2.  INFORMATION PROVIDED BY THE COMPANY.

        (a) The Company shall make available (and shall request that Staples make available) to PJSC all information concerning the business, assets, liabilities, operations, prospects and financial or other condition of the Company or Staples which PJSC reasonably requests in connection with the rendering of services hereunder; and

        (b) The Company recognizes and confirms that PJSC (i) will use and rely primarily on the information provided by the Company and on information available from generally recognized public sources in performing the services contemplated hereby without having assumed any responsibility for independently verifying the same; (ii) does not assume responsibility for the accuracy or completeness of any such information; and (iii) will not make an appraisal of any assets of the Company or Staples. The Company confirms that any such information to be furnished by the Company when delivered will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any fact necessary to make the statements contained therein not misleading. The Company will promptly notify PJSC if the Company learns of any material inaccuracy or misstatement in, or any material omission from, any such information furnished by the Company to PJSC.

        SECTION 3.  FEES.

        (a) As compensation for the services rendered hereunder, the Company agrees to pay PJSC (via wire transfer) a cash fee (the "Transaction Fee") equal to 0.375% of the Aggregate Consideration paid or payable in connection with a Transaction. In the event that the Company receives a fairness opinion in connection with the Transaction from any financial advisor other than PJSC, PJSC shall reduce the Transaction Fee by the amount paid by the Company for such fairness opinion up to $2.0 million. In the event that the Company hires any financial advisor in addition to PJSC in connection with the Transaction, PJSC shall reduce the Transaction Fee by the amount paid by the Company to such other financial advisor up to an amount equal to 30% of the Transaction Fee (inclusive of the $2.0 million for any fairness opinion as stipulated in the previous sentence).

        Such Transaction Fee shall be contingent upon the consummation of a Transaction and shall be payable at the closing thereof, provided that compensation attributable to that part of Aggregate Consideration which is contingent upon the realization of future financial performance (e.g. an earn-out or similar provision) shall be paid by the Company to PJSC promptly upon the receipt of such Aggregate




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Consideration by the Company, its shareholders or other parties. Compensation attributable to that part of Aggregate Consideration which is deferred (including without limitation any Aggregate Consideration held in escrow) shall be valued at the total stated amount of such consideration, after applying an appropriate discount thereto, which discount shall be determined in good faith by PJSC and the Company, and shall be paid by the Company at the closing of a Transaction.

        For purposes hereof, the term "Aggregate Consideration" shall mean the total amount of all cash, securities, contractual arrangements and other properties paid or payable, directly or indirectly in connection with a Transaction to holders of the Company's equity securities (including, without limitation, amounts paid to holders of any warrants, stock purchase rights or convertible securities of the Company and to holders of any options or stock appreciation rights issued by the Company that are vested at or upon the consummation of the Transaction). The value of securities that are freely tradable in an established public market will be based on the average market closing prices of such securities during the five trading days ending the fifth trading day prior to the consummation of the Transaction. In the event that (i) the Company (or a subsidiary of the Company) acquires Staples or (ii) the Company (or a subsidiary of the Company) is the surviving entity in a Transaction, Aggregate Consideration will include the value of the Company's equity securities (including, without limitation, any warrants, stock purchase rights or convertible securities of the Company and any options or stock appreciation rights issued by the Company that are vested at or upon the consummation of the Transaction) based on the average market closing prices of such securities during the five trading days ending the fifth trading day prior to the consummation of the Transaction.

        Aggregate Consideration shall also include, without duplication, the amount of any short-term debt and long-term debt of the Company (including the principal amount of any indebtedness for borrowed money and capitalized leases and the full amount of any off-balance sheet financings but excluding any non-interest bearing current liabilities such as accounts payable) (x) repaid or retired in connection with or in anticipation of a Transaction, (y) existing on the Company's balance sheet at the time of a Transaction (if such Transaction takes the form of a merger, consolidation or a sale of stock or partnership interests) or (z) assumed in connection with a Transaction (if such Transaction takes the form of a sale of assets). The value of securities, lease payments and other consideration that are not freely tradable or have no established public market, or if the consideration utilized consists of property other than securities, the value of such property shall be the fair market value thereof as determined in good faith by PJSC and the Company.

        (b) If, following or in connection with the termination or abandonment of any proposed Transaction, the Company receives a so-called "break up," "termination," "topping" or similar fee or payment (a "Break Up Fee"), PJSC shall be entitled to a cash fee equal to no less than 70% of the lesser of (a) $10.0 million or (b) 20% of the aggregate amount of all such Break Up Fees.




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        SECTION 4. EXPENSES.  In the event that a Transaction is not consummated and without in any way reducing or affecting the provisions of Exhibit A hereto, the Company shall reimburse PJSC for its actual and reasonable out-of-pocket expenses incurred in connection with the provision of services hereunder, the execution and delivery of this letter agreement, including, without limitation, the actual and reasonable fees and disbursements of PJSC's counsel. Out-of-pocket expenses shall include, but not be limited to, travel and lodging, data processing and communication charges, research and courier services. The Company shall promptly reimburse PJSC upon presentation of an invoice or other similar documentation.

        SECTION 5. INDEMNITY. The Company agrees to the provisions of Exhibit A affixed hereto and incorporated herein by reference, which provisions shall survive the termination or expiration of this letter agreement.

        SECTION 6. TERM. The term of PJSC's engagement shall extend from the date hereof until August 30, 1997 and shall continue thereafter until three months after such time as the Company or PJSC shall have notified the other in writing of the termination of this Agreement (the "Term"), provided, however, that PJSC will be entitled to its full fees under Section 3 hereof, less one-half of any fees previously paid by the Company to PJSC under this letter agreement, in the event that a Transaction is consummated with Staples at any time prior to the expiration of twelve months after such termination, or definitive agreement with respect to a Transaction is executed with Staples at any time prior to twelve months after such termination (which definitive agreement subsequently results in the consummation of a Transaction or the Company's receipt of any Break Up Fees at any time); provided, further, that the provisions of Sections 4 through 7 and Exhibit A hereto shall survive any such termination.

        SECTION 7.  MISCELLANEOUS.

        (a) PJSC acknowledges that the Company shall have no obligation to enter into any Transaction and shall have the right to reject any Transaction or to terminate negotiations with respect to any Transaction at any time.

        (b) Except as contemplated by the terms hereof or as required by applicable law, PJSC shall keep confidential all non-public information provided to it by the Company, and shall not disclose such information to any third party, other than in confidence to such of its directors, officers, employees, counsel and advisors as PJSC determines to have a need to know in order to render services hereunder.

        (c) Except as required by applicable law, any advice to be provided by PJSC under this letter agreement shall not be disclosed publicly or made available to third parties without the prior written approval of PJSC.




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        (d)     The Company agrees that PJSC shall have the right after
completion of a Transaction to place advertisements in financial and other newspapers and journals at its own expense describing its services hereunder.

        (e) This letter agreement may not be amended or modified except by a writing executed by each of the parties and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof, and the provisions hereof, including without limitation, the obligation to make the payments set forth in Section 3 above shall be binding on the Company and its successors and assigns.

        (f) Any lawsuits with respect to, in connection with or arising out of this letter agreement shall be brought in a court for the Southern District of New York and the parties hereto consent to the jurisdiction and venue of such court for the Southern District as the sole and exclusive forum, unless such court is unavailable, for the resolution of claims by the parties arising under or relating to this Agreement. The parties hereto further agree that proper service of process on a party may be made on any agent designated by such party located in the State of New York.

        (g) To the extent permitted by applicable law, each party hereby waives trial by jury in any lawsuit with respect to, in connection with or arising out of this letter agreement, or any other claim or dispute relating to the engagement of PJSC arising between the parties hereto. Each party hereto confirms that the foregoing waivers are informed and freely made.

        (h) The relationship of PJSC to the Company hereunder shall be that of an independent contractor and PJSC shall no authority to bind, represent or otherwise act as agent for the Company.


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        If the foregoing correctly sets forth the understanding and agreement between PJSC and the Company, please so indicate by signing the enclosed copy of this letter, whereupon it shall become a binding agreement between the parties hereto as of the date first above written.


                                        Very truly yours,

                                        PETER J. SOLOMON COMPANY LIMITED


                                        By: /s/ Peter J. Solomon
                                           -----------------------
                                        Peter J. Solomon, Chairman


Accepted and Agreed to as of
the day first written above:

OFFICE DEPOT, INC.

By: /s/ Barry J. Goldstein
---------------------------
Barry J. Goldstein,
Executive Vice President,
Chief Financial Officer and Secretary




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                                                                       EXHIBIT A


        (a) The Company shall indemnify and hold harmless PJSC and its affiliates and the respective directors, officers, controlling persons, agents and employees of each of the foregoing (PJSC and all of such other persons being collectively, "Indemnified Parties"), from and against any losses, claims, damages, judgments, investigation costs, settlement costs, fines, penalties, liabilities, arbitration awards and expenses, including its reasonable attorneys' fees and disbursements (collectively, "Losses"), arising out of or resulting from any actions, suits, claims, arbitrations, investigations (whether formal or informal) or administrative or other proceedings, or threats thereof (collectively "Actions"), brought or made against any such Indemnified Party by any person or entity arising under or in connection with the rendering of services by PJSC hereunder. The Company shall not be liable under the foregoing indemnification provision (i) to an Indemnified Party if it is finally judicially determined by a court of competent jurisdiction that such Losses arose primarily out of the gross negligence, bad faith or fraud of such Indemnified Party (a "Wrongdoer") or
(ii) to any Indemnified Party if, and only to the extent, it is finally and judicially determined by a court of competent jurisdiction that the Losses sustained by such Indemnified Party (a "Liable Party") arise primarily out of the gross negligence, bad faith or fraud of PJSC.

        (b) The Company shall promptly pay or reimburse each Indemnified Party for any legal or other expenses reasonably incurred in any Action, as and when incurred; PROVIDED, HOWEVER, that each Indemnified Party which is determined to be a Wrongdoer and, if PJSC has been determined to be a Wrongdoer, each Liable Party (to the extent that its Losses arise primarily out of the gross negligence, bad faith or fraud of PJSC) will promptly remit to the Company any amount theretofore paid or reimbursed under this clause (b).

        The Company agrees that the provisions of this Exhibit A shall apply whether or not any Indemnified Party is a formal party to any such Action and that the Company will not settle or resolve any such Action unless it obtains the written consent of such Indemnified Party, which consent will not be unreasonably withheld. The Company shall, if requested by PJSC, assume the defense of any such Action, including the employment of counsel reasonably satisfactory to PJSC. Any Indemnified Party shall have the right to employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless such Indemnified Party shall have been advised by counsel in writing that there may be one or more legal defenses available to it but are different from or in addition to those available to the Company. The Company shall not be liable for any settlement of any Action effected without the written consent of the Company which shall not be unreasonably withheld.




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                                                               EXHIBIT A (cont.)



        The Company agrees that if any right of any Indemnified Party set forth in the preceding paragraphs is finally judicially determined to be unenforceable as a matter of law then the Company shall contribute to such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and its shareholders, on the one hand, and such Indemnified Party, on the other hand, in connection with the transactions contemplated hereby, and
(ii) if (and only if) the allocation provided in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Indemnified Parties; provided, however, that in no event shall the amount, if any, to be contributed by all Indemnified Parties exceed the amount of the fees actually received by PJSC hereunder.

        The rights of the Indemnified Parties hereunder shall be in addition to any other rights that any Indemnified Party may have at common law, by statute or otherwise.




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